EXHIBIT 16.1

                              Stan JeongHa Lee, CPA
             2160 North Central Rd. Suite 209 * Fort Lee * NJ 07024
                   P.O. Box 436402 * San Diego * CA 92143-6402
             619-623-7799 Fax 619-564-3408 E-mail: stan2u@gmail.com


February 25, 2013

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington DC  20549

Ladies and Gentlemen:

We have read Item 4.01 of BullsNBears.com. Inc. of Form 8-K dated February 25, 2013 , and are in agreement with the statements in Item 4.01 contained therein, as they relate to our firm.

Very truly yours,


/s/ Stan JeongHa Lee, CPA
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Stan JeongHa Lee, CPA